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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934


            Date of Report (Date of earliest reported): May 30, 2006


                             THOMAS EQUIPMENT, INC.
                ------------------------------------------------
               (Exact name of registrant as specified in charter)


          Delaware                 333-44586                      58-3565680
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(State or other jurisdiction     (Commission                    (IRS Employer
     of incorporation)            File Number)               Identification No.)



  1818 North Farwell Avenue, Milwaukee, WI                          53202
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   Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (312) 224-8812

                                   Copies to:
                              Thomas A. Rose, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; AND
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

      On April 19, 2005, Thomas Equipment, Inc. (the "Company"), entered into agreements with several accredited investors for the sale of an aggregate of 25,000 shares of series A preferred stock (the "Preferred Stock"), and warrants to purchase an aggregate of 2,083,333 shares of common stock exercisable at a price of $3.75 per share at any time during a period of five years (the "Warrants"). The securities were sold for an aggregate cash consideration of $25,000,000. The Preferred Stock is entitled to receive dividends at the rate of 5% per annum in cash. In addition, the Company was obligated to file a registration statement under the Securities Act of 1933 covering the shares of common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants and to have such registration statement declared effective by the Securities and Exchange Commission no later than October 19, 2005 (the "Registration Statement").

      The Company failed to make certain dividend payments to the holders in the aggregate amount of $748,520.55 ("Dividend Arrears"). Certain holders will also agree to receive dividend payment for the quarter ending June 30, 2006 through the issuance of shares of Common Stock ("June Dividend Payment"), in the amount $200,575.34. In addition, the Company is obligated to pay liquidated damages to the holders in the aggregate amount of $1,096,774.19 as a result of the late effectiveness of the Registration Statement ("Registration Penalties"). On May 30, 2006, the Company entered into agreements substantially all of the holders of the Preferred Stock pursuant to which pursuant to which the Dividend Arrears, June Dividend Payment and Registration Penalties would be paid through the issuance of such number of shares of Common Stock as equals the amount owned, divided by 85% of the average closing price of the Common Stock for the ten days preceding the execution of the agreement with the holders (the "Company Shares"). An aggregate of 1,065,558 shares are to be issued. In addition, each holder is entitled to receive warrants to purchase 25% of the number of shares of Common Stock issuable to such holder, exercisable at a price of $3.00 per share for a period of five years. An aggregate of 266,390 warrants will be issued. A registration rights agreement was also entered into between the Preferred Stockholders and the Company with regard to the shares issued or issuable upon exercise of the warrants.

      Pursuant to the agreement with the holders, upon consummation of the foregoing transactions, each holder will exchange the Company Shares it receives for a like number of shares of the Company common stock owned by Farwell Equity Partners, LLC ("Farwell"), a principal stockholder of the Company. The shares to be transferred by Farwell have previously been registered for resale under the Securities Act. Farwell will receive from the holders the same number of shares it is transferring to the holders and will receive no other consideration or compensation of any kind.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial statements of businesses acquired.

      Not applicable.



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(b)   Pro forma financial information.

      Not applicable.

(c)   Exhibits


EXHIBIT
NUMBER                                      DESCRIPTION
--------  ----------------------------------------------------------------------
4.1 Form of Amendment Agreement between Preferred Stockholder Thomas Equipment, Inc. and Farwell Equity Partners, LLC
4.2       Form of Common Stock Purchase Warrant issued to Preferred Stockholders
4.3 Form of Registration Rights Agreement between Preferred Stockholder and Thomas Equipment, Inc.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THOMAS EQUIPMENT, INC.


Date:  June 5, 2006                     /s/ CLIFFORD RHEE
                                        -----------------------------------
                                            Clifford Rhee,
                                            President